Exhibit 23.1

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated May 31, 2011, relating to the financial statements of Rainbow Coral Corporation for the year ended March 31, 2011 and for the period August 13, 2010 (date of inception) through March 31, 2011, appearing in the Form 8-K of Rainbow Coral Corporation filed with the Securities and Exchange Commission on June 13, 2011.

/s/ Peter Messineo, CPA

Peter Messineo, CPA

March 5, 2012